UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

    SonicWALL, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2001 Logic Drive, San Jose, California 95124

SonicWALL Mails Letter to Shareholders

Urges Shareholders to Vote FOR Merger with Affiliates of Thoma Bravo and Ontario Teachers’ Pension Plan at SonicWALL’s July 23, 2010 Special Meeting

SAN JOSE, Calif., July 8, 2010 – SonicWALL, Inc. (Nasdaq: SNWL), a leading provider of IT security and data backup and recovery solutions, today announced that it is mailing the following letter to shareholders of record as of June 21, 2010 in connection with the Company’s July 23, 2010 Special Meeting of Shareholders:

July 8, 2010

Dear SonicWALL Shareholder:

At SonicWALL, Inc.’s upcoming Special Meeting of Shareholders scheduled for July 23, 2010 at 7:00 a.m. pacific time, you will be asked to vote on the proposed merger between SonicWALL and affiliates of an investor group led by Thoma Bravo, LLC, which includes the Ontario Teachers’ Pension Plan through its private investor department, Teachers’ Private Capital (the “Thoma Bravo/Ontario Teachers’ Merger” or “Merger”).

The SonicWALL Board of Directors has unanimously determined that the Thoma Bravo/Ontario Teachers’ Merger and the other transactions contemplated by the merger agreement, taken together, are at a price and on terms that are fair to, advisable and in the best interests of SonicWALL’s shareholders. We urge you to vote “FOR” the Merger on the enclosed proxy card today.

The Thoma Bravo/Ontario Teachers’ Merger is the result of an extensive and deliberate process undertaken by SonicWALL’s Board and management team, together with the assistance of outside financial and legal advisors, to maximize value for all SonicWALL shareholders. Under the terms of the Merger, SonicWALL shareholders will receive $11.50 per share in cash for each share of SonicWALL common stock that they hold. The Merger represents a premium of approximately 28% over the Company’s closing price on June 2, 2010, the last trading day prior to announcement of the Merger, and a premium of approximately 63% over the Company’s enterprise value as of that same date. The Merger is not subject to a financing condition and is expected to close shortly following the Special Meeting, if approved by the shareholders.

Following the announcement of the Merger, the SonicWALL Board received an unsolicited third-party acquisition proposal, as described in the Company’s proxy statement for the upcoming Special Meeting. On June 22, 2010, SonicWALL entered into a confidentiality agreement, which included a standstill provision, with the third-party and its financial sponsors, and engaged in a two-week due diligence process. On July 5, 2010, the third-party informed SonicWALL that it no longer intends to pursue an acquisition of the Company. The SonicWALL Board continues to unanimously support the Thoma Bravo/Ontario Teachers’ Merger and continues to believe that the Merger is in the best interests of the Company’s shareholders.

Leading proxy advisory firm Riskmetrics Group recommends SonicWALL shareholders vote “FOR” the Thoma Bravo/Ontario Teachers’ Merger.

On July 6, 2010, RiskMetrics Group’s ISS Proxy Advisory Services (“ISS”), the nation’s leading proxy advisory firm, issued a report recommending SonicWALL shareholders vote “FOR” the Thoma Bravo/Ontario Teachers’ Merger, noting:

“Based on a review of the terms of the transaction and the factors described below, in particular, the board’s rationale, the consideration represents a reasonable premium to the pre-announcement market price, and the thorough sale process, support for the merger agreement is warranted.”1

Your vote is extremely important regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, we urge you to vote “FOR” the Thoma Bravo/Ontario Teachers’ Merger by signing, dating and returning the enclosed proxy card at your earliest convenience (if you have not already done so) or by voting over the Internet or by telephone. Internet and telephone voting instructions can be found on the enclosed proxy card. Please note: failure to vote or abstaining from voting has the same effect as a vote against the merger agreement.

If you have any questions or need assistance in voting your shares, please call our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885, or call collect at (212) 929-5500.

Thank you for your continued support.

On behalf of the SonicWALL Board of Directors,

/s/ Matthew Medeiros
Matthew Medeiros
President and Chief Executive Officer

About SonicWALL, Inc.

Guided by its vision of Dynamic Security for the Global Network, SonicWALL develops advanced intelligent network security and data protection solutions that adapt as organizations evolve and as threats evolve. Trusted by small and large enterprises worldwide, SonicWALL solutions are designed to detect and control applications and protect networks from intrusions and malware attacks through award-winning hardware, software and virtual appliance-based solutions. For more information, visit http://www.sonicwall.com/.

If shareholders have any questions or need additional copies of SonicWALL’s materials, please call

MacKenzie Partners today at the phone numbers listed below.

105 Madison Avenue

New York, NY 10016

SonicWALL@mackenziepartners.com

TOLL-FREE (800) 322-2885

CALL COLLECT (212) 929 5500

Information regarding the solicitation of proxies

In connection with the proposed merger, SonicWALL has filed a proxy statement and relevant documents concerning the proposed merger with the SEC relating to the solicitation of proxies to vote at a special meeting of shareholders called to approve the proposed merger and the definitive proxy statement has been mailed to the shareholders of SonicWALL.

[1]	Permission to use quotations was neither sought nor obtained.

Shareholders of SonicWALL are urged to read the proxy statement and related materials carefully because they contain important information about SonicWALL and the proposed merger. Shareholders may obtain a free copy of the proxy statement and other relevant documents filed by SonicWALL with the SEC at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by SonicWALL by contacting SonicWALL Investor Relations by email at investor_relations@sonicwall.com or by phone at +1 (408) 745-9600.

SonicWALL and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from SonicWALL shareholders in respect of the proposed merger. Information about the directors and executive officers of SonicWALL and their respective interests in SonicWALL by security holdings or otherwise is set forth in its proxy statements and Annual Reports on Form 10-K previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition. Each of these documents is available for free at the SEC’s website at www.sec.gov and the SonicWALL Investor Relations website at www.sonicwall.com/us/company/2166.html.

Cautionary statement regarding forward-looking statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated completion of the transaction. These statements are based on the current expectations of management of SonicWALL, Inc., involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, conditions to the closing of the transaction may not be satisfied and the transaction may involve unexpected costs, liabilities, or delays, and of which could cause the transaction to not be consummated. Additional factors that may affect the future results of SonicWALL are set forth in its filings with the Securities and Exchange Commission, which are available at www.sec.gov. All forward looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. SonicWALL is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.